October 10, 2001

GUITAR CENTER, INC.
5795 Lindero Canyon Road
Westlake Village, California 91326
Attn: Chief Financial Officer
Fax No. (818) 735-4923

Re:	The "Lenders" defined below; Foothill Capital Corporation, as agent for the Lenders (in such capacity, "Agent"); Guitar Center, Inc. ("GCI"), Guitar Center Stores, Inc. ("GCS"), and Musician's Friend, Inc. ("MFI; and together with GCI and GCS, individually and collectively, jointly and severally, the "Borrowers")

Ladies and Gentlemen:

    This letter agreement (this "Letter Agreement") is entered into by and among, on the one hand, the Borrowers, and, on the other hand, Agent, the financial institutions (collectively, the "Lenders" and individually, a "Lender") that are signatories to the "Loan Agreement" defined below, and Fleet Retail Finance Inc., as documentation agent for the Lenders (in such capacity "Documentation Agent"; and together with Agent and the Lenders, the "Lender Group"), in light of the following:

    A.  Borrowers and the Lender Group have entered into that certain Amended and Restated Loan and Security Agreement, dated as of April 16, 2001 (the "Loan Agreement").

    C.  Borrowers have requested that the Lender Group consent to a temporary reduction of Required Availability, as described in more detail below.

    D.  Subject to the terms and conditions set forth in this Letter Agreement, the Lender Group is willing to consent to a temporary reduction of Required Availability, as described in more detail below.

    NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Lender Group and Borrowers represent, covenant, and agree as follows:

    1.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement.

    2.  Subject to Borrowers' fulfillment of each of the conditions set forth below,

      (a) As of any date of determination from the date hereof through December 15, 2001 only, "Required Availability" shall be deemed to mean Excess Availability in an amount no less than the lesser of (i) 15% of the Facility Amount in effect on such date of determination, and (ii) $10,000,000.

      (b) As of any date of determination from the date hereof through December 15, 2001 only, at no time shall the aggregate amount of outstanding Agent Advances under Section 2.3(e) of the Loan Agreement exceed the result of (i) the lesser of (A)  $5,000,000, and (B) 10% of the Borrowing Base then in effect, minus (ii) the amount of optional Overadvance Loans made by Agent to the Borrowers pursuant to Section 2.3(i) of the Loan Agreement.

    3.  The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Letter Agreement and each and every provision hereof:

      (a) Agent shall have received this Letter Agreement duly executed and delivered by an authorized official of each of the Borrowers;

      (b) The representations and warranties in this Letter Agreement shall be true and correct in all respects on and as of the date hereof, as though made on such date;

      (c) No Event of Default or event which with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein;

      (d) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against the Borrowers, or any member of the Lender Group; and

      (e) Agent, for the ratable benefit of the Lenders, shall have received a fee in the amount of $100,000, which fee shall be charged to the Loan Account and apportioned among the Lenders with a Revolving Credit Commitment based upon their Pro Rata Shares of the Revolving Credit Commitment.

    4.  Each Borrower represents and warrants to each member of the Lender Group as follows:

      (a) Each Borrower has the requisite power and authority to execute and deliver this Letter Agreement and to perform its obligations hereunder and under the Loan Documents to which it is a party. The execution, delivery, and performance by each Borrower of this Letter Agreement and the performance by it of each Loan Document to which it is a party (i) have been duly approved by all necessary action and no other proceedings are necessary to consummate such transactions; and (ii) are not in contravention of (A) any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court or governmental authority binding on such Borrower, (B) the terms of such Borrower's organizational documents, or (C) any provision of any contract or undertaking to which such Borrower is a party or by which any of its properties may be bound or affected;

      (b) This Letter Agreement has been duly executed and delivered by each Borrower. This Letter Agreement and each Loan Document is the legal, valid and binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms, and is in full force and effect except as such validity and enforceability is limited by the laws of insolvency and bankruptcy, laws affecting creditors' rights and principles of equity applicable hereto; and

      (c) The representations and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof and except as acknowledged in this Letter Agreement) are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.

    5.  Nothing contained in this agreement is intended to or shall be construed as a waiver of any of the rights, remedies, and powers of any member of the Lender Group against Borrowers or the Collateral, or as a waiver of any Defaults or Events of Default, and each member of the Lender Group hereby reserves expressly all of its rights, remedies, and powers under the Loan Agreement and the other Loan Documents, at law, in equity, or otherwise. Except as expressly set forth herein, this Letter Agreement shall not operate as a consent to any further or other matter, under the Loan Documents. All other terms of the Loan Agreement remain in full force and effect, except as expressly set forth herein.

    6.  This Letter Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Letter Agreement by signing any such counterpart. Delivery of an executed counterpart of this Letter Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Letter Agreement. Any party delivering an executed counterpart of this Letter Agreement by telefacsimile also shall deliver an original executed counterpart of this Letter Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Letter Agreement.

    7.  This Letter Agreement is a Loan Document.

    8.  All notices given hereunder shall be given in the manner set forth in the Loan Agreement.

[signature pages follow]

    Please indicate your agreement with the foregoing by signing in the space provided below and returning to the undersigned.

FOOTHILL CAPITAL CORPORATION, as a Lender and as Agent
By:

Name:

Title:

Acknowledged and Agreed as of the date first above written:
GUITAR CENTER, INC., a Delaware corporation
By:

Title:
GUITAR CENTER STORES, INC., a Delaware corporation
By:

Title:
MUSICIAN'S FRIEND, INC., a Delaware corporation
By:

Title:

[signature pages continue]

FLEET RETAIL FINANCE INC, a Delaware corporation, formerly know as BankBoston Retail Finance Inc., as Documentation Agent and as a Lender
By:	Name: Christine M. Scott Title: Vice President
BANK OF AMERICA, N.A., as a Lender
By:	Name: Robert M. Dalton Title: Vice President
UNION BANK OF CALIFORNIA, N.A., as a Lender
By:	Name: Albert R. Joseph Title: Vice President